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The following is the text of slides that may be shown to shareholders of The Korea Fund, Inc.:

The Korea Fund Inc
Proxy Solicitation, April 2007

Background & Manager Identification Process
Oct 05 Investment Committee Formed & Mercer Investment Consultants engaged
Sep 06 Detailed report commissioned on DeAM leading to an Initial report covering 19 Managers of Korean equities Oct 06 ‘Manager Long List’ researched & evaluated on Mercer’s quality assessment
Nov O6 In person beauty parades for 5 managers Dec 06 Single unanimous choice selected from 3 finalists
Korea Fund Proxy Solicitation April 2007

RCM
· Founded in 1970: offices in San Francisco, London, Frankfurt, Hong Kong, Tokyo & Sydney
· Member of Allianz Global Investors but operating as an independent meritocracy managing US$128.2bn including US$8.8bn from HK
· Over 200 investment professionals including 52 career analysts supported by GrassrootsSM analysts
· Strong team-oriented culture, driven by innovative research
Korea Fund Proxy Solicitation April 2007

RCM IN ASIA
· 23 years Asian experience: based in HK, Tokyo & Sydney
· 41 investment professionals including 26 analysts & GrassrootsSM research
· AUM US$12 bn
· AGI Korea office AUM US$9bn. With 15 investment professionals
Korea Fund Proxy Solicitation April 2007

RCM Korean Resources
Korean investment team based in Hong Kong consisting: CIO
Chief Portfolio Manager Portfolio Manager Korean Analyst — domestic sectors Regional Analyst — regional small cap. & 5 regional sector analysts
Grassroots Analysts
AGI Korea Team
Investment Style grounded in bottom-up so therefore growth oriented ‘
Korea Fund Proxy Solicitation April 2007

Why RCM?
Your board’s in depth analysis identified ROM’s:
1. Idea Generation: deep, sector focussed, proprietary research at both ‘top down’ and ‘bottom up’ levels
2. Portfolio Construction: driven by a strong research conviction, portfolios tend to be concentrated in some 35-45 stocks
3. Implementation: RCM’s boutique niche will not hinder dealing
4. Business Management: clear and observable support is provided the Asian div. which continues to grow both in terms of human resources and AUM
Korea Fund Proxy Solicitation April 2007

RCM’s Team
· Dr Mark Konyn CEO Asia Pacific
· Raymond Chan CFA CIO Asia Pacific Head of Investment Process and Performance.
· Matthew Lee Senior Portfolio Manager 20 years experience pan Asia with Schroders, Credit Suisse & AXA.
•Brian Shlissel Head of Administration at AGI NY
•Christoph Hofmann Head of Marketing Investment Companies at AGI, USA
Korea Fund Proxy Solicitation April 2007

Historic Performance
RCM seeks to consistently deliver superior investment results using its innovative and proprietary fundamental and Grassroots research
RCM’s Asian office has provided historically successful results
Excess Return over the KOSPI 5 vears to Den 31 2006 (Rank”!
RCM Korean Equity* 30.4% (2) Korean i-share 23.6% (8)
Source: Mercer
* Gross of fees (1.5% PA)
Korea Fund Proxy Solicitation April 2007

Investment Management Summary
1. Impressive & focussed research
2. Concentrated portfolio construction methodology, driven by research
3. Risk management separate from the PM
4. Strong and expanding Asian presence
5. A boutique asset management culture under the strong Allianz umbrella
6. Historically successful performance in Korea and other markets
7. Strong and integrated US & local compliance oversight
8. Infrastructure and US/global marketing support from affiliate AGI particularly in the Investment companies sector
Korea Fund Proxy Solicitation April 2007

Stock Dividend Proposal
· Investment Manager clearly hampered by the very high proportion of capital gains
· Cash pay backs induce the ‘Cascade’ affect
· Stock dividends are appropriate for both institutional and retail stockholders if combined with a cash alternative
Korea Fund Proxy Solicitation April 2007

Contact Details
Julian Reid Non Executive Chairman The Korea Fund Inc (NYSE: “KF”) Tel: +44 20 7233 1333 Cell: +44 7768 068 200 Email: julianred@btopenworld.com marketwjisperer@gmail.com
Korea Fund Proxy Solicitation April 2007